(d)(2)(iii)

SECOND AMENDMENT TO SUB-ADVISORY AGREEMENT

VOYA MUTUAL FUNDS

This Second Amendment, dated May 1, 2018, amends the Sub-Advisory Agreement (the “Agreement”), dated November 18, 2014, between Voya Investments, LLC, an Arizona limited liability company (the “Manager”), and Voya Investment Management Co. LLC, a Delaware limited liability company (the “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of May 1, 2018.

NOW, THEREFORE, the parties agree as follows:

1.              The Amended Schedule A of the Agreement is hereby deleted and replaced with the Amended Schedule A attached hereto in order to modify the Annual Sub-Advisory Fee for Voya Global Equity Fund.

2.              Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.              In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

VOYA INVESTMENTS, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

VOYA INVESTMENT MANAGEMENT CO. LLC

By:	/s/ Christopher Kurtz

Name:	Christopher Kurtz

Title:	Vice President Finance

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)
Voya Diversified Emerging Markets Debt Fund	November 18, 2014	0.3150%
Voya Global Bond Fund	November 18, 2014	0.1800%
Voya Global Corporate Leaders® 100 Fund	December 5, 2016	0.2300%
Voya Global Equity Dividend Fund	November 18, 2014	0.3150%
Voya Global Equity Fund	May 1, 2018	0.2300%
Voya Global Perspectives® Fund	November 18, 2014	Direct Investments(1) 0.1350% Underlying Funds(2) 0.0450%

(1)    “Direct Investments” shall mean assets which are not Underlying Funds.

(2)    “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on November 18, 2014.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)
Voya International High Dividend Low Volatility Fund (formerly, Voya Global High Dividend Low Volatility Fund)	December 5, 2016	0.2300%
Voya Multi-Manager International Factors Fund (formerly, Voya International Core Fund)	Close of business on January 20, 2017	0.2930% on all assets
Voya Russia Fund	November 18, 2014	0.5625%